Exhibit 4.3.1


                       AMENDMENT NO. 1 TO CREDIT AGREEMENT

         THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (this "Agreement") is made and entered into as of July 14, 2000 among each of CONE MILLS CORPORATION, a North Carolina corporation having its principal place of business in Greensboro, North Carolina (the "Borrower"), CONE GLOBAL FINANCE CORP., CIPCO S.C., INC., and CONE FOREIGN TRADING LLC, each of which is a Subsidiary of the Borrower (collectively, the "Guarantors" and each individually referred to as a "Guarantor"), BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, having its principal office in Charlotte, North Carolina, in its capacity as a Lender ("Bank of America") under the Credit Agreement referred to below and EACH OTHER FINANCIAL INSTITUTION CONSTITUTING A LENDER UNDER THE CREDIT AGREEMENT REFERRED TO BELOW (Bank of America and such other financial institutions may be referred to individually as a "Lender" or collectively as the "Lenders") and BANK OF AMERICA, N.A., in its capacity (pursuant to the terms of the Credit Agreement referred to below) as agent for the Lenders (in such capacity, or any successor agent appointed to serve in such capacity, the "Agent").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, the Borrower, the Guarantors, the Lenders and the Agent have entered into that certain Credit Agreement dated as of January 28, 2000 (the "Credit Agreement"), pursuant to which the Lenders have made and agreed to make certain Loans to, and issue Letters of Credit for the account of, the Borrower; and

         WHEREAS, the Agent and the Guarantors have entered into a Guaranty Agreement dated as of January 28, 2000 (the "Facility Guaranty") pursuant to which the Guarantors have guaranteed payment of the Borrower's Liabilities (as defined in the Facility Guaranty); and

         WHEREAS, the Borrower has requested that the Agent and the Lenders consent to certain amendments to the Credit Agreement as specified below; and

         WHEREAS, subject to the terms and conditions specified below, the Agent and the Lenders are willing to consent to the requested amendments;

         NOW, THEREFORE, in consideration of the mutual covenants and the fulfillment of the conditions set forth herein, the parties hereto do hereby agree as follows:

         1. Definitions. Any capitalized term used herein without definition shall have the meaning set forth in the Credit Agreement.

         2. Amendments to the Credit Agreement. Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

         (a) The definition of "Fiscal Quarter" in Section 1.1 of the Credit Agreement is amended and restated in its entirety as follows:

                  "Fiscal Quarter" means each of the three month fiscal periods of the Borrower and its Subsidiaries ending on January 2, 2000, April 2, 2000, July 2, 2000, October 1, 2000, December
                  31, 2000, April 1, 2001 and July 1, 2001.

         (b) The definition of "Stated Termination Date" in Section 1.1 of the Credit Agreement is amended and restated in its entirety as follows:

                  "Stated Termination Date" means August 7, 2001.

         (c) The following new definition is inserted in Section 1.1 of the Credit Agreement:

                           "Excess Facility Sale Proceeds" means the amount of
                  proceeds, net of transaction costs and expenses, received by the Borrower from the sale or sale and leaseback or other disposition of the Senior Lease Facility in excess of the amount paid to fully satisfy the Senior Lease Obligations.

         (d) Section 2.1(f) of the Credit Agreement is amended by inserting after the first sentence thereof the following new sentence:

                  In addition to the foregoing, the Total Revolving Credit Commitment shall be immediately and permanently reduced by the amount of (i) any Excess Facility Sale Proceeds and (ii) all proceeds of any other Sharing Payment (as defined in the Senior Debt Intercreditor Agreement) received by the Agent or the Lenders from time to time.

         (e) Section 10.1(a) of the Credit Agreement is deleted in its entirety and the following new Section 10.1(a) is inserted in replacement thereof:

                           (a) Consolidated Net Worth. Permit Consolidated Net
                  Worth to be less than (i) $145,000,000 from the Closing Date until (but excluding) the last day of the fiscal quarter that includes the Closing Date (the "Closing Date Quarter"), and
                  (ii) as at the last day of each fiscal quarter of the Borrower commencing with the Closing Date Quarter and until (but excluding) the last day of the next following fiscal quarter of the Borrower, the sum of (A) the amount of Consolidated Net Worth required to be maintained pursuant to this Section 10.1(a) as at the end of the immediately preceding fiscal quarter (or, in the case of the Closing Date Quarter, required to be maintained as of the Closing Date), plus (B) 100% of the aggregate amount of all increases in the stated capital and additional paid-in capital accounts of the Borrower resulting from the issuance of equity securities or other capital investments, plus (C) 50% of Consolidated Net Income (if positive) for each fiscal quarter ending after October 1, 2000.

         (f) The table appearing in Section 10.1(b) of the Credit Agreement is amended to add the following to the end of such table:

                  Period                  Leverage Ratio Must Not Exceed
                  ------                  ------------------------------

         Four Quarter Period ending
         October 1, 2000                          7.30 to 1.00

         Four Quarter Period ending
         December 31, 2000                        5.80 to 1.00

         Four Quarter Period ending
         April 1, 2001                            5.00 to 1.00

         Four Quarter Period ending
         July 1, 2001                             5.00 to 1.00

         (g) The table appearing in Section 10.1(c) of the Credit Agreement is amended to add the following to the end of such table:

                                             Interest Coverage Ratio
                  Period                           Must Exceed
                  ------                           -----------

         Twelve Month Period ending
         October 1, 2000                          1.65 to 1.00

         Twelve Month Period ending
         December 31, 2000                        1.95 to 1.00

         Twelve Month Period ending
         April 1, 2001                            2.20 to 1.00

         Twelve Month Period ending
         July 1, 2001                             2.20 to 1.00

         (h) The table in Section 10.1(d) of the Credit Agreement is amended to add the following to the end of such table:

                  Period                   Consolidated EBITDA Must Exceed
                  ------                   -------------------------------

         Three Fiscal Quarters ending
         October 1, 2000                          $33,750,000

         Four Fiscal Quarters ending
         December 31, 2000                        $45,000,000

         Four Fiscal Quarters ending
         April 1, 2001                            $50,000,000

         Four Fiscal Quarters ending
         July 1, 2001                             $50,000,000

         (i) Section 10.3(a) of the Credit Agreement is amended and restated in its entirety as follows:

                           (a) Make or become committed to make U.S. Capital
                  Expenditures which exceed in the aggregate in any period described below (on a noncumulative basis, with the effect that amounts not expended in any Fiscal Year may not be carried forward to a subsequent Fiscal Year), the amount set forth opposite each such period:

                                                       U.S. Capital Expenditures
                  Period                                     Not to Exceed
                  ------                                     -------------

         Fiscal Year ending December 31, 2000                 $12,500,000

         First Fiscal Quarter ending April 1, 2001            $ 6,500,000

         Two Fiscal Quarters ending July 1, 2001              $12,500,000

         (j) Section 10.3(b) of the Credit Agreement is amended and restated in its entirety as follows:

                           (b) Make or become committed to make Mexican Capital
                  Expenditures from the Closing Date through and including the Facility Termination Date unless (i) no Event of Default has occurred and is continuing, (ii) such Mexican Capital Expenditures are only for the purpose of purchasing certain real property in Altamira, Mexico and making certain improvements thereto, and (iii) such Mexican Capital Expenditures do not exceed in the aggregate for the periods described below (provided that any amount not expended in any period may be carried forward and expended in any subsequent period), the amount set forth opposite each such period:

                                                            Mexican Capital
                  Period                              Expenditures Not to Exceed
                  ------                              --------------------------

         Fiscal Year ending December 31, 2000                 $1,000,000

         First Fiscal Quarter ending April 1, 2001            $  250,000

         Two Fiscal Quarters ending July 1, 2001              $  500,000

         (k) Section 10.7(g) of the Credit Agreement is amended and restated in its entirety as follows:

                           (g) investments made at such time as no Event of
                  Default shall have occurred and be continuing relating to the site in Altamira, Mexico (at which site the Borrower intends to construct a denim manufacturing facility), not in excess of the amounts set forth below for the periods indicated (but in no event shall such facility construction be commenced prior to the Facility Termination Date); provided that any amount not invested during the period indicated may be carried forward and invested in any following period.

                                                            Mexican Investments
                  Period                                      Not to Exceed
                  ------                                      -------------

         Fiscal Year ending December 31, 2000                 $9,000,000

         First Fiscal Quarter ending April 1, 2001            $  800,000

         Two Fiscal Quarters ending July 1, 2001              $1,200,000

                  (l) Section 10.19 of the Credit Agreement is amended by inserting the words "or the payment of the Senior Lease Obligations from proceeds of the sale or other disposition of the Senior Lease Facility" after the phrase "Section 10.5(j)" in the last line thereof.

                  (m) Section 11.1(d) of the Credit Agreement is amended by inserting the words "or any Intercreditor Agreement" after the words "Loan Documents" in the eighth line thereof.

         3. Conditions Precedent. This amendment shall become effective only upon the receipt by the Agent of the following, in form and substance satisfactory to the Agent:

                  (a) originals of this Agreement executed by the Borrower, the Guarantors and the Lenders;

                  (b) originals of Amended and Restated Intercreditor Agreement dated the date hereof executed by the Collateral Agents and the Senior Creditors other than the Bond Trustee;

                  (c) a copy of Amendment of 1992 Note Agreement, dated as of the date hereof among the Borrower and Prudential, certified as true and correct by an Authorized Officer of the Borrower (together with all documents identified in subsections (a) and (b) above, the "Amendment Documents");

                  (d) an original Acknowledgement and Acceptance Letter dated as of the date hereof from General Electric Capital Corporation reflecting satisfaction with the terms of this Agreement;

                  (e) the favorable written opinion of counsel to the Credit Parties with respect to, among other customary matters, the enforceability of the provisions of this Agreement and the provisions of the Credit Agreement amended hereby dated as of the date of this Agreement, addressed to the Agent and the Lenders and reasonably satisfactory to special counsel to the Agent;

                  (f) evidence that all fees payable by the Borrower to the Agent and the Lenders as of the date of this Agreement have been paid in full;

                  (g) the certificate of the chief financial officer of the Borrower dated as of the date of this Agreement to the effect that (1) the representations and warranties made by the Credit Parties in
         Article VIII of the Credit Agreement and in each of the other Loan Documents to which each such Credit Party is a party are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date (in which case they shall continue to be true as of such earlier date), and (2) no Default or Event of Default exists or, upon giving effect to the Amendment Documents, shall exist, occur or be continuing;

                  (h) specimen signatures of officers of each Credit Party executing this Agreement if such specimen signatures were not previously delivered, certified by its secretary or assistant secretary as of the date of this Agreement;

                  (i) copies of any Organizational Documents and Operating Documents of any Credit Party which have been amended, modified or amended and restated since January 28, 2000 certified by the secretary or assistant secretary (or comparable official) of the Borrower or, in the alternative, a certificate of the secretary or assistant secretary (or comparable official) of the Borrower that no change to its or any other Credit Party's Organizational Documents and Operating Documents has occurred since January 28, 2000;

                  (j) certificate issued as of a recent date by the Secretary of State of North Carolina as to the due existence and good standing of the Borrower;

                  (k) copies of all additional agreements, instruments and documents which the Lenders may reasonably request, such documents, when appropriate, to be certified by appropriate governmental authorities.

         4. Consent of Guarantors. Each of the Guarantors has joined in the execution of this Amendment solely for the purposes of consenting hereto and for the further purpose of confirming its guaranty of payment of the Borrower's Liabilities pursuant to the Facility Guaranty and all security granted therefor, and each such Guarantor does hereby so consent hereto and confirm and ratify such guaranty and grant of security.

         5. Representations and Warranties. In order to induce the Agent and the Lenders to enter into this Agreement, the Borrower and the Guarantors represent and warrant to the Agent and the Lenders as follows:

                  (a) The representations and warranties made by the Borrower or Guarantor in Article VIII of the Credit Agreement and in each of the other Loan Documents to which it is a party after giving effect to the transactions contemplated by Amendment Documents are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date (in which case they continue to be true as of such earlier date);

                  (b) There has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, since the date of the most recent financial reports of the Borrower received by each Agent and the Lenders under Section 9.1 of the Credit Agreement, after giving effect to the transactions contemplated by the Amendment Documents; and

                  (c) No Default or Event of Default has occurred and is continuing.

         6. Entire Agreement. This Agreement, together with all other Amendment Documents and all Loan Documents (collectively, the "Relevant Documents"), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, condition, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and not one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other. None of the terms or conditions of this Agreement may be changed, modified, waived or canceled orally or otherwise, except as permitted pursuant to Section 13.6 of the Credit Agreement.

         7. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects by each party hereto and shall be and remain in full force and effect according to their respective terms.

         8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

         9. Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the state of North Carolina.

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

         10. Enforceability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

         11. References. All references in any of the Loan Documents to the "Credit Agreement" shall mean the Credit Agreement as amended hereby.

         12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Lenders, the Agent and their respective successors, assigns and legal representatives; provided, however, that the Borrower and the Guarantors, without the prior consent of the Lenders, may not assign any rights, powers, duties or obligations hereunder.

         13. Expenses. Borrower agrees to pay to the Agent all reasonable out-of-pocket expenses (including reasonable legal fees and expenses of counsel to the Agent) incurred or arising in connection with the negotiation and preparation of this Agreement.


                            [Signature pages follow.]

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

                                            BORROWER:
                                            ---------

                                            CONE MILLS CORPORATION

                                            By: /s/ Gary L. Smith
                                                ------------------------------
                                            Name:   Gary L. Smith
                                                 -----------------------------
                                            Title:  Executive Vice President
                                                  ----------------------------


                                            AGENT:
                                            ------


                                            BANK OF AMERICA, N.A.

                                            By: /s/ E. Phifer Helms
                                                ------------------------------
                                            Name:   E. Phifer Helms
                                                 -----------------------------
                                            Title:  Managing Director
                                                  ----------------------------

                                            LENDERS:

                                            BANK OF AMERICA, N.A.

                                            By: /s/ E. Phifer Helms
                                                ------------------------------
                                            Name:   E. Phifer Helms
                                                 -----------------------------
                                            Title:  Managing Director
                                                  ----------------------------


                                            FIRST UNION NATIONAL BANK

                                            By: /s/ Roger Pelz
                                                ------------------------------
                                            Name:   Roger Pelz
                                                 -----------------------------
                                            Title:  Senior Vice President
                                                  ----------------------------


                                            WACHOVIA BANK, N.A.

                                            By: /s/ Michael H. Trainor
                                                ------------------------------
                                            Name:   Michael H. Trainor
                                                 -----------------------------
                                            Title:  Vice President
                                                  ----------------------------


                                            SUNTRUST BANK

                                            By: /s/ Samuel M. Ballasteros
                                                ------------------------------
                                            Name:   Samuel M. Ballasteros
                                                 -----------------------------
                                            Title:  Director
                                                  ----------------------------


                                            MORGAN GUARANTY TRUST COMPANY OF NEW
                                            YORK

                                            By: /s/ Kimberly L. Turner
                                                ------------------------------
                                            Name:   Kimberly L. Turner
                                                 -----------------------------
                                            Title:  Vice President
                                                  ----------------------------

                                            GUARANTORS:


                                            CONE GLOBAL FINANCE CORP.
WITNESS:

/s/ Lindy Bode Aucoin                       By: /s/ Gary L. Smith
----------------------------                    --------------------------------
/s/ Neil W. Koonce                          Name:   Gary L. Smith
----------------------------                    --------------------------------
                                            Title:  Vice President
                                                --------------------------------


                                            CIPCO S.C., INC.
WITNESS:

/s/ Lindy Bode Aucoin                       By: /s/ Gary L. Smith
----------------------------                    --------------------------------
/s/ Neil W. Koonce                          Name:   Gary L. Smith
----------------------------                    --------------------------------
                                            Title:  Vice President
                                                --------------------------------

                                            CONE FOREIGN TRADING LLC
WITNESS:

/s/ Lindy Bode Aucoin                       By: /s/ Gary L. Smith
----------------------------                    --------------------------------
/s/ Neil W. Koonce                          Name:   Gary L. Smith
----------------------------                    --------------------------------
                                            Title:  Vice President
                                                --------------------------------

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